UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2003

Magnum Hunter Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-12508	87-0462881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East Las Colinas Blvd.,
Suite 1100
Irving, Texas 75039
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (972) 401-0752

Not applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On December 22, 2003, Magnum Hunter Resources, Inc. (“Magnum Hunter”) issued a press release announcing that it will issue an additional $25 million of floating rate convertible senior notes due 2023 (the “Notes”) pursuant to the exercise of an option in favor of one of the initial purchasers in Magnum Hunter’s offering of $100 million aggregate principal amount of the Notes, which initial offering closed on December 17, 2003. As a result, the total principal amount of the Notes to be issued by Magnum Hunter is $125 million.

     The foregoing is qualified by reference to Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired.

     Not applicable.

     (b) Pro Forma Financial Information.

     Not applicable.

     (c) Exhibits.

99.1 Press Release of Magnum Hunter Resources, Inc. dated December 22, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES, INC.
	By:	/s/ Chris Tong

Chris Tong,
Date: December 22, 2003		Sr. Vice President and CFO

INDEX TO EXHIBITS

Item
Number	Exhibit

99.1	Press Release of Magnum Hunter Resources, Inc. dated December 22, 2003.